Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated effective as of the 1st day of October, 2018, is executed by CTL Medical Corporation, a Delaware corporation (hereinafter referred to as the “Debtor”), whose mailing address is 4550 Excel Parkway, Suite 300, Addison, Texas 75001, for the benefit of Amedica Corporation, a Delaware corporation (hereinafter referred to as the “Secured Party”), whose mailing address is 1885 West 2100 South, Salt Lake City, Utah 84119.

R E C I T A L S:

A. This Agreement is executed in connection with that certain Asset Purchase Agreement dated as of September 5, 2018, by and among Debtor, as buyer, and Secured Party and US SPINE, INC., a Delaware corporation, collectively, as sellers (the “APA”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the APA.

B. Pursuant to Section 2.1(a) of the APA, Debtor is obligated to pay off or assume that certain loan made by North Stadium Investments, LLC (“North Stadium”) to the Secured Party with a principal balance as of the date hereof of $2,500,000.00 (the “North Stadium Note”).

C. Pursuant to Section 2.1(b) of the APA, Debtor is indebted to Secured Party pursuant to that certain Promissory Note in the original face amount of $6,000,000.00 dated of even date herewith executed by Debtor, as maker, and payable to Secured Party, as payee (the “Seller Note” and together with the North Stadium Note, the “Notes”).

D. Secured Party has conditioned its consummation of the transactions contemplated by the APA and its acceptance of the Seller Note upon, among other things, the execution and delivery of this Agreement by Debtor.

NOW, THEREFORE, in consideration of the agreement by Secured Party to accept from Debtor amounts evidenced by the Seller Note as a portion of the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties agree as follows:

Section 1. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in the Debtor’s right, title, and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (such property being hereinafter sometimes called the “Collateral”):

(a) the Acquired Assets; and

(b) all cash and non-cash products and proceeds of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, all claims by the Company against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

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to secure payment and performance of all obligations of the Debtor to Secured Party now or hereafter existing under the Notes and the APA, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest or otherwise (hereinafter called the “Obligations”). Notwithstanding anything to the contrary contained herein, Collateral shall not include the Excluded Property of the Debtor; provided, that if and when any property of the Debtor shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral until the date, if ever, such property again becomes Excluded Property. As used herein, “Excluded Property” means (a) contractual rights to the extent and for so long as the grant of a security interest therein pursuant hereto would violate the terms of the agreement under which such contractual rights arise or exist to the extent such prohibition is enforceable under applicable law, (b) rights under governmental licenses and authorizations to the extent and for so long as the grant of a security interest therein is prohibited by and enforceable under applicable law, and (c) any intent-to-use trademark or service mark application prior to the filing of a statement of use or amendment to allege use.

Section 2. Second Priority Nature of Lien

(a) Notwithstanding anything herein to the contrary, the security interest granted pursuant to this Agreement shall be a second priority security interest in the Collateral.

(b) Notwithstanding anything herein or in any other Loan Document (as defined below) to the contrary, before the North Stadium Note has been paid in full by the Debtor, (i) any endorsement, assignment, or delivery to North Stadium of any Collateral and certificates instruments, or agreements in relation thereto shall be deemed an endorsement, assignment, or delivery to the Secured Party for all purposes hereunder, and (ii) the requirements of this Agreement to perfect by control the Secured Party’s security interest in any Collateral shall be deemed satisfied for so long as North Stadium maintains control of such Collateral as provided in the loan agreement between North Stadium and the Debtor (the “North Stadium Loan Agreement”).

Section 3. Representations and Warranties. To induce Secured Party to accept the Seller Note, Debtor represents and warrants to Secured Party as follows:

(a) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of Debtor with respect to the Collateral is true and correct. The exact legal name of Debtor is correctly shown above and the Debtor’s jurisdiction of incorporation is Delaware. The Debtor’s exact legal name and its jurisdiction of incorporation have not changed in the last five years.

(b) The execution and delivery of this Agreement and any other Loan Documents by the Debtor and the performance by the Debtor of its obligations hereunder and thereunder will not violate any provision of any applicable law or regulation or any order, judgment, writ, award, or decree of any court, arbitrator, or governmental authority, domestic or foreign, applicable to the Debtor or any of its property, or any agreement or instrument to which the Debtor is party or by which it or its property, including the Collateral, is governed or bound.

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(c) Debtor’s principal place of business (as that term is used in the Uniform Commercial Code as enacted in the State of Utah (the “UCC”) is located at the address set forth in the Seller Note.

(d) To the best of the Debtor’s current, actual knowledge, the Collateral is not subject to any liens other than the lien granted hereunder, the liens granted to North Stadium pursuant to the North Stadium Loan Agreement, and any liens granted or created prior to the Closing Date (collectively, the “Permitted Liens”).

(e) The Collateral is not covered by any financing statement naming the Debtor as debtor in any proper jurisdiction that has not lapsed or been terminated other than (a) financing statements in favor of the Secured Party, and (b) financing statements perfecting the Permitted Liens.

(f) As of the Closing Date, Debtor has full right, title and interest in and to the Collateral, including the right to grant the security interest contemplated in this Agreement to Secured Party.

Section 4. Covenants. Debtor covenants and agrees with Secured Party that until the Obligations are irrevocably paid and performed in full:

(a) Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

(b) Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the Permitted Liens, and those arising by operation of law, and shall defend Debtor’s rights in the Collateral and Secured Party’s security interest in the Collateral against the claims of all other persons and entities.

(c) Disposition of Collateral. Except with regard to the enforcement of North Stadium’s rights in and to the Collateral under the North Stadium Loan Agreement, Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof outside of the ordinary course of business without the prior written consent of Secured Party.

(d) Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

(e) Notification. Debtor shall promptly notify Secured Party of any lien, security interest, encumbrance, or claim made or threatened against the Collateral.

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(f) Taxes. Debtor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Debtor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Debtor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

(g) Obligations. Debtor shall duly and punctually pay and perform the Obligations.

(h) Organization Changes. Debtor shall not change its name, identity, notice address, or corporate existence, structure or management in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor has given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading. Debtor shall not change its principal place of business or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

Section 5. Default and Remedies.

(a) The occurrence of any one or more of the following will constitute an event of default (“Event of Default”) under this Security Agreement:

(i) Any representation or warranty made or deemed made by or on behalf of the Debtor under this Agreement or in any certificate, document or financial or other statement furnished by or on behalf of the Debtor under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

(ii) The material breach by the Debtor of any provision of this Agreement and such breach continues for fifteen (15) calendar days after the Debtor’s receipt of written notice thereof; provided, that, to the extent such 15-day cure period would cause the loss or impairment of the perfection or the priority of the security interest granted hereunder, such 15-day cure period shall be automatically adjusted to the extent necessary to prevent such loss or impairment.

(iii) The failure of the Debtor to pay any cost, expense, indemnity or other amount due under this Agreement as and when due or, if no due date is specified herein, within six (6) business days of demand therefor, subject to any applicable indemnification procedures set forth in the APA.

(iv) The occurrence of any “Event of Default” (or term of similar import) under the Loan Documents.

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(b) Upon the occurrence of an Event of Default, the Secured Party may exercise any or all of the following rights and remedies:

(i) Secured Party may declare the Obligations or any part thereof immediately due and payable.

(ii) Those rights and remedies provided for in this Agreement or any other Loan Documents (provided, that, this Section does not limit the Secured Party’s ability to exercise its rights under this Agreement that are not designated as available only after an Event of Default).

(iii) Those rights and remedies available to the Secured Party under other applicable law or in equity.

(iv) In addition to all other rights and remedies granted to Secured Party in this Agreement, the Seller Note, any guaranty relating thereto and in any other instrument or agreement securing, evidencing, guarantying or relating to the Obligations or any part thereof (collectively, the “Loan Documents”), Secured Party shall have all of the rights and remedies of a secured party under the UCC.

Section 6. Expenses; Indemnification. The Debtor agrees to reimburse Secured Party’s out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with enforcing any of the Secured Party’s rights in connection with this Agreement, the other Loan Documents and the enforcement of its rights with respect to any part of the Obligations.

Section 7. Successors and Assigns. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and permitted assigns (including all persons or entities who become bound as a debtor to this Agreement), and neither the Debtor nor the Secured Party shall have the right to assign their rights or delegate their obligations under this Agreement or any interest herein, without the prior written consent of the other party, which Debtor may not unreasonably withhold.

Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Section 9. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 10. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement until the Obligations are irrevocably paid and performed in full.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12. Severability. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

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Section 13. Construction. Debtor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Party.

Section 14. Amendment. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated, or waived, and no consent to any departure by the Debtor therefrom shall be effective, unless the same shall be in writing and signed by the Secured Party and the Debtor, and then such amendment, modification, supplement, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Debtor and the Secured Party with respect to its subject matter and supersedes all prior agreements and understandings between the Debtor and the Secured Party with respect thereto.

Section 16. Consent to Jurisdiction. THE DEBTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN SALT LAKE COUNTY, UTAH OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND THE DEBTOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN SALT LAKE COUNTY, UTAH MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

Section 17. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT. THE DEBTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT THE SECURED PARTY AND THE DEBTOR HAVE EACH BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

CTL MEDICAL CORPORATION,
a Delaware corporation

By:	/s/ Daniel Chon
Name:	Daniel Chon
Title:	President / CEO

SECURED PARTY:

AMEDICA CORPORATION,
a Delaware corporation

By:	/s/ B. Sonny Bal
Name:	B. Sonny Bal, MD
Title:	President and Chief Executive Officer

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